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                                                                 Exhibit (23)(a)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

      (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958 and No. 333-45556) of CMS
            Energy Corporation,

      (2) Registration Statements (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation,

      (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

      (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company;

of our reports dated February 21, 2007, with respect to the consolidated financial statements and schedules of CMS Energy Corporation, CMS Energy Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CMS Energy Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

                                                /s/  Ernst & Young LLP

Detroit, Michigan
February 21, 2007